CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Legg Mason Partners Income Trust – Western Asset Corporate Bond Fund (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2022 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Partners Income Trust	Legg Mason Partners Income Trust
Western Asset Corporate Bond Fund	Western Asset Corporate Bond Fund

/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci

Date: August 24, 2022	Date: August 24, 2022

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.